Exhibit 99.1

Jazz Pharmaceuticals Announces First Quarter 2010 Financial Results

PALO ALTO, Calif., May 5, 2010 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the first quarter ended March 31, 2010 and updated guidance for sales and expenses for 2010.

Total revenues for the quarter ended March 31, 2010 were $35.2 million, compared to $22.1 million for the quarter ended March 31, 2009, representing a 59% increase. XYREM® (sodium oxybate) net sales for the first quarter of 2010 were $28.7 million, compared to $17.7 million for the first quarter of 2009, representing a 62% increase. Net sales of once-daily LUVOX CR® (fluvoxamine maleate) extended-release capsules were $5.5 million for the first quarter of 2010, compared to $3.6 million for the first quarter of 2009, representing a 54% increase. Total revenues for the first quarter of 2010 also included $0.9 million in royalties and contract revenue compared to $0.8 million for the first quarter of 2009. The increase in XYREM product sales in the first quarter of 2010 compared to the first quarter of 2009 was due primarily to the impact of price increases taken in 2009, and to a lesser extent, a 5% increase in volume.

“In the first quarter, Jazz Pharmaceuticals continued in its mission to help improve patients’ lives by providing therapies to address serious medical conditions. The commercial team delivered another quarter of solid performance in achieving year-over-year growth in sales and prescriptions for both of our products” said Bob Myers, President of Jazz Pharmaceuticals.

Research and development expenses for the quarter ended March 31, 2010 were $6.2 million, compared to $11.4 million for the quarter ended March 31, 2009. Research and development spending in the first quarter of 2010 was primarily focused on the prosecution of our new drug application for JZP-6, our product candidate for fibromyalgia, our long-term safety study for JZP-6, and development work on oral tablet forms of sodium oxybate, the active pharmaceutical ingredient in both XYREM and JZP-6. Research and development expenses were lower in the first quarter of 2010 compared to the first quarter of 2009 when we were actively conducting our second JZP-6 Phase III clinical trial and enrolling patients in the long-term safety study.

Selling, general and administrative expenses for the quarter ended March 31, 2010 were $16.8 million, compared to $14.2 million for the quarter ended March 31, 2009. Selling, general and administrative expenses were higher in the first quarter of 2010 compared to the first quarter of 2009, primarily due to pre-launch planning and preparation activities related to our JZP-6 product candidate and higher personnel expenses including stock-based compensation.

Net income for the quarter ended March 31, 2010 was $1.5 million, or $0.04 per diluted share, compared to a net loss of $13.0 million, or $0.45 per diluted share, for the quarter ended March 31, 2009.

Adjusted net income for the quarter ended March 31, 2010 was $6.1 million, or $0.18 per diluted share, compared to an adjusted loss of $9.9 million, or $0.34 per diluted share, for the same period of 2009. Adjusted net income/(loss) and adjusted net income/(loss) per diluted share are non-GAAP financial measures that exclude from GAAP net income/(loss) and GAAP net income/(loss) per diluted share revenue related to upfront and milestone payments, and certain expenses comprised of amortization and impairment of intangible assets, stock-based compensation and non-cash interest expense associated with a debt discount and debt issuance costs. A reconciliation of adjusted net income/(loss) and adjusted net income/(loss) per diluted share to GAAP net income/(loss) and GAAP net income/(loss) per diluted share, respectively, is available in a table included at the end of this press release.

Unrestricted cash, cash equivalents and marketable securities as of March 31, 2010 totaled $19.0 million, compared to $15.6 million as December 31, 2009. In the first quarter of 2010, we made the first scheduled amortization payment of $3.0 million on our senior secured notes.

“We are pleased to report our second successive quarter with positive earnings and cash flow,” said Bruce Cozadd, Chairman and Chief Executive Officer of Jazz Pharmaceuticals. “We are focused as an organization on continuing to grow our existing business and investing for future growth, including preparing for potential approval and subsequent launch of JZP-6 in fibromyalgia. In the past few months, our NDA for JZP-6 was filed by the FDA with a PDUFA action date of October 11, 2010. In addition we signed a supply agreement to establish a new supplier for sodium oxybate.”

Data from the JZP-6 Phase III clinical studies is being presented at appropriate scientific conferences this year. In April 2010, pain, fatigue, and patient improvement results from both Phase III studies were presented at the American Academy of Neurology (AAN) meeting in Toronto. Results from the second Phase III study will be presented at the upcoming Associated Professional Sleep Societies (APSS) and the European League Against Rheumatism (EULAR) meetings in June.

Jazz Pharmaceuticals is updating its full year 2010 guidance to increase Xyrem sales guidance and narrow the operating expense ranges as follows:

Updated 2010 Guidance
Total product sales, net	$152 – $160 million
XYREM	$128 – $132 million
LUVOX CR	$24 – $28 million
Gross margin	greater than 90%
SG&A expenses	$68 – $75 million
R&D expenses	$28 – $35 million
GAAP net income per diluted share	$0.26 – $0.41
Adjusted net income per diluted share[1]	$0.80 – $0.95

[1]	A reconciliation to GAAP net income per diluted share is available in a table at the end of this press release.

Jazz Pharmaceuticals will host an investor conference call and live audio webcast to give a company update, as well as to discuss financial results and guidance, today (May 5, 2010) commencing at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time. The live webcast may be accessed from the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 1-866-356-3095 in the U.S., or 1-617-597-5391 outside the U.S., and entering passcode 32873868.

An archived version of the webcast will be available through May 19, 2010 on the investors section of the Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.jazzpharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ financial performance and growth potential, including 2010 financial guidance, statements related to Jazz Pharmaceuticals’ JZP-6 product candidate, including statements related to future regulatory matters and its potential approval and commercialization, statements related to the future development of new dosage forms of sodium oxybate, and statements about future activities and growth, including statements related to establishing a new supplier for sodium oxybate. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ ability to increase sales of its XYREM and LUVOX CR products; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers as well as Jazz Pharmaceuticals’ ability to establish clinical and commercial supplies of its product candidates and products; the uncertain and time-consuming regulatory approval process for JZP-6; Jazz Pharmaceuticals’ ability to successfully commercialize JZP-6 in the U.S. if approved by the FDA for the treatment of fibromyalgia; Jazz Pharmaceuticals’ cash flow estimates, the sufficiency of its cash resources and the potential need to raise additional funds; competition, including from potential generic competitors; Jazz Pharmaceuticals’ future financial performance and financial position; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on March 4, 2010. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product sales, net	$34,283	$21,319
Royalties	605	472
Contract revenues	285	285

Total revenues	35,173	22,076
Operating expenses:
Cost of product sales	2,882	1,943
Research and development	6,215	11,408
Selling, general and administrative	16,790	14,216
Intangible asset amortization	2,057	1,732

Total operating expenses	27,944	29,299

Income (loss) from operations	7,229	(7,223)
Interest income	2	21
Interest expense	(5,767)	(5,794)
Other income	—	8

Net income (loss)	$1,464	$(12,988)

Net income (loss) per share:
Basic	$0.05	$(0.45)

Diluted	$0.04	$(0.45)

Weighted-average common shares used in computing net income (loss) per share:
Basic	31,412	28,968

Diluted	34,926	28,968

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
XYREM	$28,745	$17,719
LUVOX CR	5,538	3,600

Total	$34,283	$21,319

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$18,998	$15,595
Restricted cash	951	2,988
Accounts receivable	11,955	12,313
Inventories	3,522	3,426
Prepaid expenses	2,324	1,653
Other current assets	992	979

Total current assets	38,742	36,954
Property and equipment, net	909	1,124
Intangible assets, net	27,802	29,858
Goodwill	38,213	38,213
Other long-term assets	1,040	1,247

Total assets	$106,706	$107,396

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Line of credit	$7,840	$9,399
Accounts payable	3,885	2,158
Accrued liabilities	15,368	14,296
Senior secured notes	32,891	23,759
Purchased product rights liability	4,125	4,000
Liability under government settlement	2,594	2,954
Deferred revenue	3,208	2,675

Total current liabilities	69,911	59,241
Deferred rent	51	29
Deferred revenue, noncurrent	9,907	10,191
Purchased product rights liability, noncurrent	7,875	9,000
Liability under government settlement, noncurrent	8,142	10,658
Senior secured notes	79,818	91,107
Total stockholders’ deficit	(68,998)	(72,830)

Total liabilities and stockholders’ deficit	$106,706	$107,396

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP net income (loss)	$1,464	$(12,988)
Add:
Intangible asset amortization	2,057	1,732
Stock-based compensation expense	1,832	1,082
Non-cash interest expense	1,050	536
Deduct:
Contract revenues	(285)	(285)

Adjusted net income (loss)	$6,118	$(9,923)

GAAP net income (loss) per diluted share	$0.04	$(0.45)

Adjusted net income (loss) per diluted share	$0.18	$(0.34)

Shares used in computing GAAP and adjusted net income (loss) per diluted share amounts	34,926	28,968

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2010 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$9-15
Add:
Intangible asset amortization	8
Stock-based compensation expense	8
Non-cash interest expense	4
Deduct:
Contract revenues	(1)

Adjusted net income	$28-34

GAAP net income per diluted share	$0.26-0.41
Adjusted net income per diluted share	$0.80-0.95
Shares used in computing GAAP and adjusted net income per diluted share amounts	35

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income/(loss) and adjusted net income/(loss) per diluted share as shown in the tables above. These measures exclude (1) revenue related to upfront and milestone payments, and (2) certain expenses comprised of amortization and impairment of intangible assets, stock-based compensation and non-cash interest expense associated with a debt discount and debt issuance costs. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results, are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results both from period to period and with those of other companies. Investors should note that adjusted net income/(loss) and adjusted net income/(loss) per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies.

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Contacts:

Media:

BCC Partners on behalf of Jazz Pharmaceuticals, Inc.

Karen L. Bergman, 650-575-1509

Michelle Corral, 415-794-8662

Investors:

Jazz Pharmaceuticals, Inc.

Shawn Mindus, Senior Director, Financial Planning, Analysis and Strategy

investorinfo@jazzpharmaceuticals.com